Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement Nos. 33-48665 and 333-11731 on Form S-8, of our report dated June 29, 2018, relating to the financial statements of The Manitowoc Company, Inc. Retirement Savings Plan which appear in this Form 11-K.

/s/ WIPFLI LLP

Wipfli LLP

June 29, 2018

La Crosse, Wisconsin